Sub-Item 77I: Terms of new or amended securities

At its September 24, 2010 Board of Trustees meeting, the Board approved the creation of the Compak Dynamic Asset Allocation Fund, an additional series of the Trust. The Compak Dynamic Asset Allocation Fund consists of four classes of shares:
Class A, Class C, Class D and Class I shares. A description of the Compak Dynamic Asset Allocation Fund's shares is contained in its Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 485(b) filing on June 24, 2011.

At its September 24, 2010 Board of Trustees meeting, the Board approved the creation of the Gotham U.S. Value 1000 Fund, Gotham Global Value 500 Fund and Gotham International Value 400 Fund (together, the "Gotham Funds") and the Formula Investing U.S. Value 1000 Fund, Formula Investing U.S. Value Select Fund, Formula Investing Global Value 500 Fund, Formula Investing Global Value Select Fund, Formula Investing International Value 400 Fund and Formula Investing International Value Select Fund (together, the "Formula Funds"), additional series of the Trust. Each Gotham Fund consists of Institutional Class shares. Each Formula Fund consists of three classes of shares: Class A, Class C and Class I shares. A description of the Gotham Funds' shares is contained in their Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 497(e) filing on December 29, 2010. A description of the Formula Funds' shares is contained in their Prospectus, which was filed in the Trust's Rule 497(e) filing on May 10, 2011, and in their Statement of Additional Information, which was filed in the Trust's Rule 497(e) filing on December 29, 2010.

At its September 24, 2010 Board of Trustees meeting, the Board approved the creation of the WHV Emerging Markets Equity Fund, an additional series of the Trust. The WHV Emerging Markets Equity Fund consists of two classes of shares: Class A and Class I shares. A description of the WHV Emerging Markets Equity Fund's shares is contained in its Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 497(c) filing on January 5, 2011.

At its December 15, 2010 Board of Trustees meeting, the Board approved the addition of Class A shares for each of the Boston Advisors Broad Allocation Strategy Fund, Boston Advisors U.S. Small Cap Equity Fund and Boston Advisors International Equity Fund. A description of the Boston Advisors Broad Allocation Strategy Fund's Class A shares is contained in its Prospectus, which was filed in the Trust's Rule 497(e) filing on April 8, 2011 and in its Statement of Additional Information, which was filed in the Trust's Rule 497(c) filing on March 31, 2010. A description of the Boston Advisors U.S. Small Cap Equity Fund's and Boston Advisors International Equity Fund's Class A shares is contained in their Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 485(a) filing on November 1, 2010.

At its December 15, 2010 Board of Trustees meeting, the Board approved the creation of the TW Small Cap Growth Fund, an additional series of the Trust. The TW Small Cap Growth Fund consists of three classes of shares: Class A, Advisor Class and Institutional Class shares. A description of the TW Small Cap Growth Fund's shares is contained in its Prospectus, which was filed in the Trust's Rule 497(c) filing on January 5, 2011, and in its Statement of Additional Information, which was filed in the Trust's Rule 497(e) filing on May 5, 2011.

At its December 15, 2010 Board of Trustees meeting, the Board approved the creation of the EIC Value Fund, an additional series of the Trust, consisting of Class A and Institutional Class shares. At its March 23/24, 2011 Board of Trustees Meeting, the Board approved the addition of Class C and Retail Class shares for the EIC Value Fund. A description of the EIC Value Fund's shares is contained in its Prospectus, which was filed in the Trust's Rule 497(e) filing on May 4, 2011, and in its Statement of Additional Information, which was filed in the Trust's Rule 497(e) filing on May 2, 2011.

At its March 23/24, 2011 Board of Trustees meeting, the Board approved the creation of the SNW Oregon Short-Term Tax-Exempt Bond Fund, an additional series of the Trust. The SNW Oregon Short-Term Tax-Exempt Bond Fund consists of three classes of shares: Class A, Retail Class and Institutional Class shares. A description of the SNW Oregon Short-Term Tax-Exempt Bond Fund's shares is contained in its Prospectus and Statement of Additional Information, which were filed in the Trust's Rule 497(c) filing on April 27, 2011.